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                                                                    Exhibit 10.1


                              EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT ("Agreement") dated as of February 23, 2001 between ASI Solutions Incorporated, a Delaware corporation with offices located at 780 Third Avenue, New York, New York 10017, (the "Company"), and Bernard F. Reynolds residing at 6 Merrymeeting Lane, Lloyd Harbor, New York 11743 (the "Employee").


                                 R E C I T A L S

         WHEREAS, the Employee is currently employed as Chairman of the Board and Chief Executive Officer of the Company;

         WHEREAS, on the date even herewith, Aon Corporation, a Delaware corporation ("Parent"), its wholly-owned merger subsidiary and the Company are entering into an agreement (as such agreement may be amended from time to time, the "Merger Agreement"), pursuant to which Parent will acquire all of the outstanding capital stock of the Company;

         WHEREAS, in order to ensure the successful integration of the operations of the Company into Parent, the Company desires to utilize the experience, ability and services of the Employee and to prevent any other competitive business from securing his services to utilize his experience, background and know-how;

         WHEREAS, in furtherance of these goals, the Company wishes to employ the Employee, and the Employee desires to be employed by the Company;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, the parties agree:

         Section 1.    EMPLOYMENT TITLE AND TERM.

         The Company agrees to employ the Employee as President and the Employee agrees to serve in such executive capacity with the duties set forth in Section 4 for a term (the "Term of Employment") beginning on the Effective Date (as defined in the Merger Agreement), and ending on the third anniversary of the Effective Date, unless terminated during the Term of Employment as fully set forth in Section 3. Initially, Employee's title shall be President but it shall not be a breach of this Agreement if said title is changed by the Company. The effectiveness of this Agreement is expressly conditioned upon the effectiveness of the Merger (as defined in the Merger Agreement).



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         Section 2.     CONSIDERATION; COMPENSATION DURING TERM OF EMPLOYMENT.

         (a) CONSIDERATION. The consideration for entering into this Agreement shall be the performance of services by the Employee pursuant to this Agreement and the employment of the Employee by the Company as well as the other payments and benefits provided under this Section 2.

         (b) BASE SALARY. Unless the Company fixes a higher rate for the Employee during the Term of Employment, the Company shall pay compensation to the Employee at the rate of $500,000 per year (the "Base Salary") payable in accordance with the usual payroll schedule of the Company.

         (c) BONUS. During the Term of Employment, the Employee shall receive a guaranteed minimum annual bonus in the amount of $200,000 for each calendar year of employment (the "Guaranteed Bonus"). The Guaranteed Bonus shall be pro-rated with respect to any partial calendar year during which the Employee is employed during the Term of Employment. The Guaranteed Bonus shall be paid within one hundred twenty (120) days after the close of each calendar year during the Employment Term. During the Term of Employment, the Employee may also receive an annual discretionary bonus if management of the Company so determines. The amount of any such bonus shall be determined by management of the Company.

         (d) FRINGE BENEFITS. During the course of employment, the Employee shall enjoy the customary benefits which are generally afforded to employees of the Company. The Employee also shall be entitled to participate (to the extent that the Employee is eligible under the terms of such plans or programs) in employee benefit plans now or hereafter provided or made available to the Company's employees generally, such as group medical, life, disability insurance, pension plan, flexible spending accounts for dependent care and health care and long term care. Nothing in this Agreement shall require the Company to establish, maintain or continue any of the benefits already in existence or hereafter adopted for employees of the Company and nothing in this Agreement shall restrict the right of the Company to amend, modify or terminate such fringe benefit programs.

         (e) VACATION TIME. The Employee shall be entitled to receive five (5) weeks of paid vacation time per year. The Company shall not pay the Employee any additional compensation for any vacation time not used by the Employee except as required by law.

         (f) BUSINESS TRAVEL, ENTERTAINMENT EXPENSES. In accordance with Company policies and procedures and on prescribed Company forms, the Company will reimburse the Employee for business expenses and entertainment expenses incurred by the Employee.


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         Section 3.        TERMINATION.

                  (a)      TERMINATION.

                           (i) DEATH OR DISABILITY. This Agreement shall be
                  terminated immediately upon the death, total disability (as defined under the Aon Long Term Disability Plan or its successor plan) or other event or condition rendering the Employee unable to perform substantially all of his duties and obligations under this Agreement; provided, however, that in the event of Employee's total disability an amount equal to the Base Salary shall be paid for the remainder of the Term of Employment in accordance with the Company's normal payroll schedule, which such amount shall be reduced by the amount of disability insurance benefits payable to Employee pursuant to Company-sponsored disability insurance coverages.

                           (ii) WITHOUT CAUSE. This Agreement may be terminated
                  by the Company or the Employee without cause on no less than thirty (30) days advance notice (the "Notice Period"). If terminated without cause by the Company the Company shall (A) continue to pay Employee an amount equal to the Base Salary and Guaranteed Bonus as and when it would be paid to its employees generally until the end of the Term of Employment and (B) pay Employee all accrued but unpaid benefits as of the date of such termination, so long as Employee continues to abide by the provisions of Sections 4(d) and 4(e) herein notwithstanding the expiration of the period specified therein.

                           Notwithstanding anything to the contrary in the
                  foregoing paragraph, the Company may require Employee to leave Company premises immediately upon the giving of notice. Such a requirement shall not relieve the Company of its obligations to continue to pay Base Salary and Guaranteed Bonus or benefits during the Notice Period.

                           In the event Employee terminates this Agreement
                  without cause, the Company shall only be required to pay Employee all accrued but unpaid Base Salary and benefits as of the date of such termination.

                           (iii) FOR CAUSE. The Company may at any time during
                  the initial Term of Employment and during any renewals thereof, terminate this Agreement for "cause", effective immediately by written notice of termination given to the Employee setting forth the basis for such termination. For the purposes of this Agreement, "cause" shall mean the Employee's
                  (A) performing an act of dishonesty, fraud, theft, embezzlement, or misappropriation involving Employee's employment with the Company, (B) performing an act of race, sex, national origin, religion, disability, or age-based discrimination which an independent counsel, after investigating the matter, reasonably concludes will result in liability being imposed on the Company and/or Employee,
                  (C) willful and material violation


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                  of Company written policies and procedures including,
                  but not limited to, the Aon Business Conduct Guidelines and the Aon Code of Ethics, (D) material non-compliance with the terms of this Agreement, including but not limited to Sections 4 and 6 hereunder, which noncompliance remains uncured for more than thirty (30) days after written notice of such non-compliance has been delivered to Employee, or (E) performing any act resulting in a criminal conviction of Employee (other than a conviction of a minor traffic violation).

                           In the event of a termination for "cause," the
                  Company shall only be required to pay Employee all accrued but unpaid Base Salary and benefits as of the date of such termination.

                           (iv) TERMINATION BY EMPLOYEE FOR GOOD REASON.
                  Employee shall have the right to terminate his employment under this Agreement for "Good Reason." For the purposes of this Agreement, the term "Good Reason" means any one or more of the following: (i) any significant material adverse change in Employee's duties or responsibilities under this Agreement or the assignment by the Company to Employee of duties or responsibilities which are materially inconsistent with his duties or responsibilities under this Agreement, or (ii) any material reduction of any employee benefit or perquisite enjoyed by Employee other than as a part of an across-the-board reduction applicable to all executive officers of the Company, except that such across-the-board reduction shall not include the Base Salary or the Guaranteed Bonus referred to herein, which the Employee is entitled to receive hereunder and thereunder during the Term of Employment, or (iii) the failure by the Company to pay Employee, on a timely basis, the amounts to which he is entitled to receive under this Agreement, which failure or breach is not cured by the Company within thirty (30) days following receipt of notice thereof from Employee to the Company, or (iv) the failure by the Company to perform, or any breach by the Company of, its material obligations under this Agreement, which failure or breach is not cured by the Company within sixty (60) days following receipt of notice thereof from Employee to the Company.

                           In the event the Employee terminates his employment
                  for Good Reason, the Employee shall receive the Base Salary, Guaranteed Bonus, and benefits to which he would have been entitled had he been terminated by the Company without cause under Section 3(a)(ii) of the Agreement.

                           (v) As of the effective date of termination, Employee
                  agrees that the Secretary of the Company may, as an irrevocable proxy and in Employee's name and stead, execute all documents and things which the Company deems necessary and desirable to effect Employee's resignation as an officer or director of the Company and its subsidiaries and affiliates. Upon the effective date of termination, the obligations of the parties under this Agreement, other than the Employee's obligations under Sections 3(b), 4, 5 and 6, and the Company's obligations under Sections 3(a)(i) through
                  (iv), shall cease.


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                           (vi) Any agreement herein by the Company to continue
                  to pay Base Salary or any other benefits after the termination of employment shall be in lieu of, and not in addition to, any benefits provided by the Company or the Aon Severance Plan.

                  (b) The Employee agrees that, prior to the commencement of any new employment in involving human resources consulting and outsourcing services or the insurance business the Employee will furnish the prospective new employer with a copy of this Agreement. The Employee also agrees that the Company may advise any prospective new employer of the Employee of the existence and terms of this Agreement and furnish the prospective new employer with a copy of this Agreement.

         Section 4.        RECITALS; DUTIES; COVENANT NOT TO COMPETE.

         (a) RECITALS. Parent, a Delaware corporation with its executive headquarters in Chicago, Illinois, and its subsidiaries and affiliates (and divisions thereof) including, following the consummation of the Merger, the Company (collectively "Aon Group") are in the business of providing human resources consulting and outsourcing services, as well as conventional and alternative risk management products and services covering the businesses of insurance brokerage, reinsurance brokerage, benefits consulting, compensation consulting human resources consulting, managing underwriting and related insurance services, including accounting, claims management and handling, contract wording, information systems and actuarial (collectively, the "Business"). Aon Group also solicits and services the human resources consulting and outsourcing needs, as well as the insurance and reinsurance needs of numerous commercial and individual clients which are national and international and are not confined to any geographic area. An essential element of the Business is the development and maintenance of personal contacts and relationships with clients. Because of these contacts and relationships, it is common for Aon Group's clients to develop an identification with the employee who serves its human resources and insurance needs rather than with Aon Group itself. Aon Group, however, invests considerable time and money necessary for a relationship between its employee and a client to develop and be maintained, in that Aon Group pays the employee's salary and reimburses the employee for business expenses. Aon Group also assists its employees in servicing clients by making available to these employees legal advice, accounting support, advertising and other corporate services.

         The personal identification of clients of Aon Group with an Aon Group employee creates the potential for the employee's appropriation of the benefits of the relationships developed with clients on behalf of and at the expense of Aon Group. Since Aon Group would suffer irreparable harm if an employee left the Company's employ and solicited the human resources consulting and outsourcing, insurance or other related business of clients of the Company and Aon Group, it is reasonable to protect the Company and Aon Group against solicitation activities by an employee for a limited period of time after an employee leaves the Company so that Aon Group may renew or restore its business relationship with its clients.



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         The Company and the Employee acknowledge and agree that the covenant contained in Sections 4(d), (e) and (f) below is reasonably necessary for the protection of the Company and Aon Group and is reasonably limited with respect to the activities it prohibits, its duration (particularly in the context of annual and multi-year insurance renewal periods), its geographical scope and its effect on the Employee and the public. The parties acknowledge that the purpose and effect of the covenant simply is to protect the Company and Aon Group for a limited period of time from unfair competition by the Employee.

         (b) DUTIES. The Employee agrees during the course of employment to serve as chief operations officer of the employment practices outsourcing area related to the Business as agent of the Company and to well perform such other duties and assignments relating to the business of the Company as the management of the Company directs, except that the Employee shall not be required to perform any duty or assignment inconsistent with the Employee's experience and qualifications.

         (c) EXCLUSIVITY. During the course of employment the Employee shall, except during customary vacation periods and periods of illness, devote his entire business time and attention to the performance of the duties hereunder and to promoting the best interests of the Company. The Employee shall not, either during or outside of normal business hours, directly or indirectly, engage in any aspect of the human resources consulting and outsourcing or the insurance or risk management businesses for or on behalf of any entity other than the Company, nor intentionally engage in any activity inimical to the best interests of the Company.

         (d) COVENANT NOT TO COMPETE. Employee hereby covenants and agrees that, except with the prior written consent of the Chairman of the Company, the Executive will not, for five (5) years from the Effective Date, directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend the Employee's name or any similar name to, lend the Employee's credit to, or render services or advice to, any portion of a business that offers or provides products or activities that compete in whole or in part with the Business, provided, however, that the Employee may purchase or otherwise acquire up to (but not more than) one percent (1%) of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise except as provided in the next sentence) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934 and may own interests in competing entities through mutual funds, private equity funds and similar arrangements so long as he owns less than one percent (1%) of such pooled entities.

         (e) COVENANT NOT TO SOLICIT. The Employee hereby covenants and agrees that, except with the prior written consent of the Company, the Employee will not, for the longer of (i) a period of two (2) years after the end of the Term of Employment or (ii) a period of two (2) years after the end of his employment with Parent, the Company or any of their respective subsidiaries for any reason, enter into or attempt to enter into (on Employee's own behalf or on behalf of any other person or entity) any business relationship of the same type or kind as the business relationship which exists between Aon Group and its


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


clients or customers to provide services related to the Business for any individual, partnership, corporation, association or other entity who or which was a client or customer during the twenty-four (24) months prior to the end of employment. "Client" or "customer" means any person or entity listed on the books of Aon Group as such, including, but not limited to the former clients and customers of ASI Solutions, Incorporated.

         The Employee acknowledges that there is no general geographical restriction contained in the preceding paragraph because the restriction applies only to the specified clients and customers of Aon Group.

         (f) COVENANT NOT TO HIRE. The Employee hereby also agrees not to induce or attempt to induce, or to cause any person or other entity to induce or attempt to induce, any person who is an employee of Aon Group to leave the employ of Aon Group during the period of the covenant in Section 4(e) above.

         Section 5.    COMPANY'S RIGHT TO INJUNCTIVE RELIEF; ATTORNEYS' FEES.

         The Employee acknowledges that the Employee's services to the Company are of a unique character which gives them a special value to the Company, the loss of which cannot reasonably or adequately be compensated in damages in an action at law, and that a breach of Section 4 and 6 of this Agreement will result in irreparable and continuing harm to the Company or Aon Group, or both, and that therefore, in addition to any other remedy which the Company or Aon Group, or both, may have at law or in equity, the Company and Aon Group shall be entitled to injunctive relief for a breach of this Agreement by the Employee. In the event that any action is filed in relation to this Agreement, the prevailing party in the action shall recover from the non-prevailing party, in addition to any other sum that either party may be called upon to pay, a reasonable sum for the prevailing party's attorney's fees.

         Section 6.    TRADE SECRETS AND CONFIDENTIAL INFORMATION.

         (a) The Employee acknowledges that the Company's and Aon Group's business depend to a significant degree upon the possession of information which is not generally known to others, and that the profitability of the business of the Company and Aon Group requires that this information remain proprietary to the Company and Aon Group.

         (b) The Employee shall not, except as required in the course of employment by the Company, disclose or use during or subsequent to the course of employment, any trade secrets or confidential or proprietary information relating to the business of the Company or Aon Group of which the Employee becomes aware by reason of being employed by the Company or to which Employee gains access during his employment by the Company and which has not been publicly disclosed (other than by Employee in breach of this provision). Such information includes client and customer lists, data, records, computer programs, manuals, processes, methods and intangible rights which are either developed by the

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


Employee during the course of employment or to which the Employee has access. All records and equipment and other materials relating in any way to any confidential information relating to clients or to the business of the Company or Aon Group shall be and remain the sole property of the Company and Aon Group during and after the end of employment.

         (c) Upon termination of employment, the Employee shall promptly return to the Company all materials and all copies or tangible embodiments of materials involving any confidential information in the Employee's possession or control. The Employee agrees to represent in writing to the Company upon termination of employment that he has complied with the provisions of this Section 6.

         Section 7.     MERGERS AND CONSOLIDATIONS; ASSIGNABILITY.

         The rights and obligations under this Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. By way of explanation, and without limiting the generality of the foregoing sentence, if the Company or any entity resulting from any merger or consolidation referred to in this Section 7 is merged with or consolidated into any other entity or entities, or if substantially all of the assets of the Company or any such entity are sold or otherwise transferred to another entity, the provisions of this Agreement shall be binding upon and shall inure to the benefit of the continuing entity in or the entity resulting from such merger or consolidation or the entity to which such assets are sold or transferred. This Agreement shall not be assignable by the Employee, but in the event of his death it shall be binding upon and inure to the benefit of the Employee's legal representatives to the extent required to effectuate its terms.

         Section 8.     MISCELLANEOUS.

         (a) INTEGRATION. Except as is otherwise provided herein, this Agreement contains all of the terms and conditions agreed upon by the parties relating to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements, negotiations, correspondence, undertakings and communications of the parties, whether oral or written, respecting the subject matter of this Agreement, including but not limited to, that certain Employment Agreement dated January 16, 1997 by and between Employee and ASI Solutions Incorporated.

         This Agreement may not be amended, altered or modified without the prior written consent of both parties and such instrument must acknowledge that it is an amendment or modification of this Agreement.

         (b) WAIVER. Waiver of any term or condition of this Agreement by any party shall not be construed as a waiver of a subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement. Any waiver must be in writing.


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         (c) CAPTIONS. The captions in this Agreement are not part of its provisions, are merely for reference and have no force or effect. If any caption is inconsistent with any provision of this Agreement, such provision shall govern.

         (d) GOVERNING LAW AND CHOICE OF FORUM. The validity, interpretation, construction, performance, enforcement and remedies of or relating to this Agreement, and the rights and obligations of the parties hereunder, shall be governed by and construed in accordance with the substantive laws of the State of New York, without regard to the conflict of law principles, rules or statutes of any jurisdiction.

         (e) AGREEMENT TO BE AVAILABLE IN FUTURE PROCEEDINGS. During the period of employment, and after employment termination, Employee agrees to voluntarily make himself available to the Company and its legal counsel, at Company's request, without the necessity of obtaining a subpoena or court order, in the Company's investigation, preparation, prosecution and/or defense of any actual or potential legal proceeding, regulatory action, or internal matter. Employee agrees to provide any information reasonably within his recollection. The Company will reimburse Employee for reasonable out-of-pocket expenses actually incurred as a result of such requests, or, at Company's option, will arrange to advance Employee's expenses or incur such expenses directly.

         (f) SEVERABILITY. To the extent that the terms set forth in this Agreement or any word, phrase, clause or sentence is found to be illegal or unenforceable for any reason, such word, phrase, clause or sentence shall be modified or deleted in such manner so as to afford the Company and Aon Group the fullest protection commensurate with making this Agreement, as modified, legal and enforceable under applicable laws, and the balance of this Agreement shall not be affected thereby, the balance being construed as severable and independent.

         (g) NOTICE. All notices given hereunder shall be in writing and shall be sent by registered or certified mail or delivered by hand and, if intended for the Company, shall be addressed to it or delivered to it at its principal office for the attention of the Secretary of the Company. If intended for the Employee, notices shall be delivered personally or shall be addressed (if sent by mail) to the Employee's then current residence address as shown on the Company's records, or to such other address as the Employee directs in a notice to the Company. All notices shall be deemed to be given on the date received at the address of the addressee or, if delivered personally, on the date delivered.

         (h) GENDER. The use of the male gender in this Agreement includes the female gender.

         (i) ARBITRATION. Except for a dispute arising in relation to the provisions of Sections 4 and 6 herein, any dispute between Employee and the Company concerning the employment of the Employee by the Company terms of this Agreement, including whether a breach has occurred, will be settled by arbitration and will be governed by the rules and procedures set forth below:



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                           (i) GOVERNING LAW. Notwithstanding any other choice
                  of law provisions in the Agreement, the interpretation and enforcement of the arbitration provisions of this Agreement shall be governed exclusively by the Federal Arbitration Act, ("FAA"), 9 U.S.C. 1 ET SEQ., provided that they are enforceable under the FAA, and shall otherwise be governed by the law of the State of New York (without regard to conflict of law principles).

                           (ii) SCOPE OF ARBITRATION. Except as provided below,
                  the parties agree to submit to arbitration, in accordance with these provisions, any and all disputes arising from or related to the employment relationship created by this Agreement and any other disputes between the parties arising from or related to their employment relationship and alleging common law tort violations or violations of state or federal statutory rights. The parties further agree that the arbitration process agreed upon herein shall be the exclusive means for resolving all disputes made subject to arbitration herein and that the decision of the arbitrator shall be final and binding and may be entered in any court of competent jurisdiction.

                           (iii) TIME LIMITS ON SUBMITTING DISPUTES. The parties
                  agree and understand that one of the objectives of this arbitration agreement is to resolve disputes expeditiously as well as fairly, and that it is the obligation of both parties, to those ends, to raise any disputes subject to arbitration hereunder in an expeditious manner. Accordingly, the parties agree to waive all statutes of limitations that might otherwise be applicable and agree further that, as to any dispute that can be brought hereunder, a demand for arbitration must be postmarked or delivered in person to the other party no later than one (1) year after the dispute arises. In the absence of a timely submitted written demand for arbitration, an arbitrator has no authority to resolve the disputes or render an award and no arbitrator has authority hereunder to determine the timeliness of an arbitration demand.

                           (iv) AVAILABILITY OF PROVISIONAL RELIEF. These
                  arbitration provisions shall not prevent the Company or the Executive, as the case may be, from obtaining relief from a court of competent jurisdiction to enforce the obligations of Sections 4 or 6 of the Agreement.

                           (v) AMERICAN ARBITRATION ASSOCIATION RULES APPLY AS
                  MODIFIED HEREIN. Any arbitration hereunder shall be conducted under the Model Employment Procedures of the American Arbitration Association ("AAA"), as modified herein.

                           (vi) INVOKING ARBITRATION. Either party may invoke
                  the arbitration procedures described herein, by submitting to the other, in person or by mail, a written demand for arbitration, containing a statement of the matter to be arbitrated sufficient to establish the timeliness of the demand. The parties shall then have fourteen (14) days within which they


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                  may identify a mutually agreeable arbitrator. After the
                  fourteen (14) day period has expired, the parties shall prepare and submit to the American Arbitration Association a joint submission, with the Company paying the appropriate administrative fee. In their submission to the AAA, the parties shall either designate a mutually acceptable arbitrator or request a panel of arbitrators from the AAA according to the procedure described in (g) below.

                           (vii) ARBITRATOR SELECTION. In the event the parties
                  cannot agree upon an arbitrator within fourteen days after the demand for arbitration is received, their joint submission to the AAA shall request a panel of nine (9) arbitrators who are practicing attorneys with professional experience in the field of labor and/or employment law, and the parties shall attempt to select an arbitrator from the panel according to AAA procedures. In the event that the parties are unsuccessful, they shall request a second panel of nine comparably qualified arbitrators and repeat the selection process. If the parties remain unable to select an arbitrator, then they shall request from AAA a third panel of three comparably qualified arbitrators, from which the AAA shall reject the least preferred candidate of each party, and select the candidate with the highest joint ranking of the parties.

                           In the event of the death or disability of an
                  arbitrator, the parties shall select a new arbitrator as provided above. The substitute arbitrator shall have the power to determine the extent to which he or she shall act on the record already made in arbitration.

                           (viii) PREHEARING PROCEDURES. In order to achieve the
                  objectives of a just, fair, and expeditious resolution of the dispute, the arbitrator may either, upon accepting assignment as arbitrator, (i) promptly conduct a preliminary hearing or
                  (ii) require the submission of written statements, or both, in which event, each party shall be entitled to make a brief statement of their respective positions, and at which time the arbitrator shall establish a timetable for prehearing activities and the conduct of the hearing, and may address initial requests from the parties for prehearing disclosure of information. At the preliminary hearing and/or thereafter, arbitrator shall have the discretion and authority to order, upon request or otherwise, the prehearing disclosure of information to the parties, including, without limitation, production of requested documents, exchange of witness lists and summaries of the testimony of proposed witnesses, and examination by deposition of potential witnesses. Pursuant to these same objectives, the arbitrator shall have the authority, upon request or otherwise, to conference with the parties of their designated representatives concerning any matter, and to set or modify timetables for all aspects of the arbitration proceeding.



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                           (ix) STENOGRAPHIC RECORD. There shall be a
                  stenographic record of the arbitration hearing, unless the parties agree to record the proceedings by other reliable means. The costs of recording the proceedings shall be borne by the Company.

                           (x) LOCATION. Unless otherwise agreed by the parties,
                  arbitration hearings shall take place in the city and state where the office of the Company is located in which the Employee was primarily employed during the term of the Agreement, at a place designated by the AAA.

                           (xi) POSTHEARING BRIEFS. After the close of the
                  arbitration hearing, and on any issue concerning prehearing procedures, the arbitrator may allow the parties to submit written briefs.

                           (xii) CONFIDENTIALITY. All arbitration proceedings
                  hereunder shall be confidential. Neither party shall disclose any information about the evidence adduced by the other in the arbitration proceeding or about documents produced by the other in connection with the proceeding, except in the course of a judicial, regulatory, or arbitration proceeding, or as may be requested by governmental authority or legal process. Before making any disclosure permitted by the preceding sentence, the party shall give the other party reasonable (under the circumstances) written notice of the intended disclosure and an opportunity to protect its interests. Expert witnesses and stenographic reports shall be requested to sign appropriate nondisclosure agreements.

                           (xiii) COSTS. All expenses of such arbitration,
                  including but not limited to the Employee's reasonable legal fees and disbursements, shall be borne by the Company unless the arbitrators determine that Employee's position was frivolous or taken in bad faith (in which case Employee shall bear his own legal fees and disbursements and the Parties shall equally divide the costs of the arbitration and the
                  AAA).

                           (xiv) REMEDIES. The arbitrator shall have authority
                  to award any remedy or relief that a court of the state of New York could grant in conformity to applicable law, except that the arbitrator shall have no authority to award attorneys' fees (except as provided in the Agreement) or punitive damages, can suggest but not order reinstatement, and shall offset from any award of compensation any and all amounts the prevailing party has received from collateral sources as compensation for the same injury, that are not themselves subject to reimbursement as a consequence of the award.

                           (xv) LAW GOVERNING THE ARBITRATOR'S AWARD. In
                  rendering an award, the arbitrator shall determine the rights and obligations of the parties according to federal law and the substantive law of the State of New York (excluding conflicts of laws principles), and the arbitrator's decision shall be governed by state and federal substantive law,


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
                  including state and federal discrimination laws, as though the matter were before a court of law.

                           (xvi) WRITTEN AWARDS AND ENFORCEMENT. Any arbitration
                  award shall be accompanied by a written statement containing a summary of the issues in controversy, a description of the award, and an explanation of the reasons for the award. The parties agree that a competent court shall enter judgment upon the award of the arbitrator, provided it is in conformity with the terms of this Agreement.

                           (xvii) DISCLAIMER OF EMPLOYMENT RIGHTS. It is
                  understood and agreed by the parties that the provisions in this Section concerning arbitration do not contain, and cannot be relied upon by the Executive to contain, any promises or representations concerning the duration of the employment relationship, or the circumstances under or procedures by which the employment relationship may be terminated.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                 ASI SOLUTIONS INCORPORATED


                                 By:    /s/ BERNARD F. REYNOLDS
                                    -----------------------------
                                    Name:  Bernard F. Reynolds
                                    Title: Chairman and Chief Executive Officer


I have read the above Agreement and understand and agree to be bound by its terms.


                                /s/ BERNARD F. REYNOLDS
                                -----------------------
                                Bernard F. Reynolds













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